Exhibit 99.1
NEWS RELEASE
Contacts:
Media – John Vigeland
(920) 429.4132
Investor Relations
(920) 429.7039
SHOPKO STORES ANNOUNCES AMENDMENT
TO MERGER AGREEMENT
Consideration Increased to $25 per Share
Special Meeting of Shareholders to be Adjourned to Later Date
GREEN BAY, Wis. (September 9, 2005) ShopKo Stores, Inc. (NYSE: SKO), announced today that ShopKo, Badger Retail Holding, Inc. (“Badger Retail”) and Badger Acquisition Corp., affiliates of Goldner Hawn Johnson & Morrison, Incorporated, a Minneapolis-based private equity firm, had amended the merger agreement entered into on April 7, 2005 which provides for the acquisition of ShopKo by Badger Retail in an all-cash transaction.
Under the terms of the merger agreement as amended, upon completion of the merger, each outstanding share of ShopKo’s common stock will be converted into the right to receive $25.00 in cash, an increase of $1.00 per share over the price previously provided. In addition, as further described in the amendment to the merger agreement, Badger Retail has relinquished its right to match any superior proposal (as defined in the merger agreement) and ShopKo has agreed to reimburse Badger Retail for up to a maximum of $13.5 million of its third party, out-of-pocket transaction fees and expenses in the event the ShopKo shareholders fail to approve the merger agreement as amended or the transaction does not occur on or before November 1, 2005. In addition, the termination fee of $27 million payable under certain circumstances to Badger Retail has been reduced by 50% to $13.5 million (less the amount of any of Badger Retail’s transaction fees and expenses paid by ShopKo).
ShopKo’s Board of Directors approved the amendment to the merger agreement based, in part, upon the unanimous recommendation of a Special Committee of disinterested and independent directors. Merrill Lynch, financial advisor to the Special Committee, issued an opinion that, as of September 9, 2005, the merger consideration of $25.00 per share to be received by ShopKo shareholders pursuant to the merger agreement is fair, from a financial point of view, to the unaffiliated ShopKo shareholders.
Michael T. Sweeney, Managing Director of Goldner Hawn Johnson & Morrison, stated, “We have agreed to this increase in purchase price, the reduction of our termination fee and the elimination of our right to match another offer to address the concerns of ShopKo’s shareholders and other interested observers. These changes are significant to us and this represents Goldner Hawn’s final proposal. We look forward to shareholder approval of the merger agreement and completion of this transaction.”
Steven E. Watson, Co-Chairman of the ShopKo Board of Directors and a member of the Special Committee, stated, “We strongly believe that the amended merger agreement maximizes value for ShopKo shareholders. Our Board of Directors and the Special Committee recommend that shareholders support this transaction.”
The Board of Directors of ShopKo also adopted an amendment to ShopKo’s by-laws that permits the Chairman of the Board or any other duly authorized officer to adjourn a special meeting of shareholders for any purpose, including for the purpose of disseminating additional information to shareholders.
ShopKo also announced that its September 14, 2005 special shareholders’ meeting will be convened as scheduled and adjourned until a later date, without a vote on the proposal relating to the merger agreement or the adjournment proposal set forth in the notice of the special meeting dated August 9, 2005. The planned adjournment will provide time for ShopKo to comply with its obligations under the federal securities laws by preparing and filing additional proxy materials with the Securities and Exchange Commission (the “SEC”) and to allow ShopKo’s shareholders sufficient time to review the additional proxy materials and to consider and vote upon the merger agreement. At the reconvened meeting, ShopKo expects to submit to a vote of its shareholders the proposal relating to the merger agreement and the adjournment proposal. ShopKo will announce the new date for the special meeting at a future date.
ShopKo will file a current report on Form 8-K with the SEC containing a copy of the amendment to the merger agreement and the amendment to its by-laws. The current report on Form 8-K will be available on the SEC’s website, http://www.sec.gov, and on ShopKo’s website, http://www.shopko.com.
ShopKo Stores, Inc. is a retailer of quality goods and services headquartered in Green Bay, Wis., with stores located throughout the Midwest, Mountain and Pacific Northwest regions. Retail formats include 140 ShopKo stores, providing quality name-brand merchandise, great values, pharmacy and optical services in mid-sized to larger cities; 219 Pamida stores, 116 of which contain pharmacies, bringing value and convenience close to home in small, rural communities; and three ShopKo Express Rx stores, a new and convenient neighborhood drugstore concept. With more than $3.0 billion in annual sales, ShopKo Stores, Inc. is listed on the New York Stock Exchange under the symbol SKO. For more information about ShopKo, Pamida or ShopKo Express Rx, visit our Web site at http://www.shopko.com.
Statements about the amendment to the merger agreement, the adjournment of the special meeting to consider and vote upon the merger agreement and all other statements in this press release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward- looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. ShopKo may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure to obtain financing to consummate the merger or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of ShopKo, are described in ShopKo’s filings with the SEC, including ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
In connection with ShopKo’s solicitation of proxies with respect to the meeting of shareholders called in connection with the proposed merger, ShopKo has filed with the SEC, and furnished to shareholders of ShopKo, a definitive proxy statement, and, as described above, ShopKo intends to file with the SEC and furnish to shareholders of ShopKo additional proxy materials. Shareholders are advised to read the definitive proxy statement distributed to shareholders and the additional proxy materials, when available, because they contain, or will contain in the case of the additional materials, important information. Shareholders are able to obtain a free-of-charge copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov , by directing a request by mail or telephone to ShopKo Stores, Inc., P.O. Box 19060, Green Bay, WI 54307, Attention: Corporate Secretary, Telephone: 920-429-2211, from ShopKo’s website, http://www.shopko.com or by calling ShopKo’s proxy solicitor, Georgeson Shareholder Communications, toll free at 800-280-7183.
ShopKo and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of ShopKo in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies, including their beneficial ownership of ShopKo common stock as of August 1, 2005, is set forth in ShopKo’s definitive proxy statement as filed with the SEC. Information regarding certain of these persons and their beneficial ownership of ShopKo common stock as of April 30, 2005 is also set forth in ShopKo’s annual report on Form 10-K for the fiscal year ended January 29, 2005, as amended.
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